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                                                                 EXHIBIT (a)(16)

                     AMENDMENT NO. 11 TO TRUST INSTRUMENT OF
                                 ING FUNDS TRUST

              ABOLITION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                            EFFECTIVE: APRIL 23, 2004

         THIS AMENDMENT NO. 11 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware business trust (the "Trust"), dated July 30, 1998, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on February 25, 2004, with respect to ING Strategic Bond Fund, a series of the Trust (the "Fund"), acting pursuant to Article II, Section 2.6 and Article XI, Sections 11.4 and 11.8 of the Trust Instrument. The resolutions serve to abolish the Fund, and the establishment and designation thereof, there being no shares of such series outstanding at the time of its abolition.

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                                 ING FUNDS TRUST

                             SECRETARY'S CERTIFICATE

         I, Susan P. Kinens, Assistant Secretary of ING Funds Trust (the "Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on February 25, 2004 with regard to the dissolution of series of the Trust:

         RESOLVED, that the Board hereby approves the dissolution of the Fund;
and

         FURTHER RESOLVED, that the appropriate officers of the Trust, be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary or desirable to carry out the purpose of the foregoing resolution, including, but not limited to, the termination of ING Strategic Bond Fund, and to execute and deliver all such documents in the name of, and on behalf of, the Trust as in their judgment shall be necessary to accomplish the purpose of these resolutions.

                                     /s/ Susan P. Kinens
                                     ------------------------------------
                                     Susan P. Kinens, Assistant Secretary

Dated: March 9, 2004